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EXHIBIT 23

                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717,
33-53363, 33-53365, 33-53367, 333-02783, 333-02961, 333-02963, 333-33531,
333-38599, 333-45341 and 333-76653) and Registration Statements on Form S-4 (Nos. 333-66175 and 333-73233) of our report dated February 26, 1999 (December 29, 1999 as to the Subsequent Events and Discontinued Operations Notes), incorporated by reference in this amended annual report on Form 10-K/A of Monsanto Company for the year ended December 31, 1998.

                             /s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
January 21, 2000